UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 21, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 21, 2006, Hines REIT Properties, L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) acquired 3400 Data Drive, an office property in Rancho Cordova, California, a submarket of Sacramento. The seller, a subsidiary of Alliance Commercial Partners, is not affiliated with Hines REIT, its sponsor, Hines Interests Limited Partnership (“Hines”), or their respective affiliates.
     3400 Data Drive is a three-story office building constructed in 1990. The property contains approximately 149,703 square feet of rentable area and is 100% leased to Catholic Healthcare West, a firm that operates a system of 41 hospitals and medical centers in California, Arizona and Nevada. The lease expires in June 2013 and provides options to renew for two five-year terms.
     The contract purchase price for 3400 Data Drive was approximately $33.0 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Company’s current public offering. In connection with the acquisition of this property, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines, approximately $165,000 in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.
     Hines will serve as the property manager and will provide services and receive certain fees and expense reimbursements in connection with the leasing, operation and management of 3400 Data Drive.
Item 7.01. Regulation FD Disclosure.
     On November 28, 2006, Hines issued a press release relating to the acquisition 3400 Data Drive. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01. Other Events.
     On November 27, 2006, the board of directors of Hines REIT declared distributions for the month of December 2006. The declared distributions will be calculated based on shareholders of record each day during such month in an amount equal to $0.00170959 per share, per day. These distributions will be aggregated and paid in cash in January 2007.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Real Estate Property Acquired. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this current Report on Form 8-K no later than 75 calendar days after November 21, 2006.
(d) Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release of Hines Interests Limited Partnership dated November 28, 2006

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
November 28, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Table

99.1	Press Release of Hines Interests Limited Partnership dated November 28, 2006